Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Paya Holdings Inc. Omnibus Incentive Plan of our report dated August 1, 2020, with respect to the consolidated financial statements of GTCR-Ultra Holdings II, LLC included in the Paya Holdings Inc. Registration Statement (Form S-1/A No. 333-249949) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
December 22, 2020